UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2006 (December 6, 2006)

Mediware Information Systems, Inc.

(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11711 West 79th Street, Lenexa, KS	66214
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(913) 307-1000

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Principal Officers.

(c)
On December 6, 2006, Mr. Mark Williams, who has served as the Controller of Mediware Information Systems, Inc. (the “Company”) since February 2004 and has been Acting Chief Accounting Officer since June 30, 2006, agreed to serve as the Company’s Chief Financial Officer according to the terms of the Amended and Restated Employment Agreement dated as of December 6, 2006 between Mr. Williams and the Company (the “Agreement”).

The Agreement has a three year term, which renews for successive one-year periods thereafter, and provides for an annual base salary of $175,000 (subject to annual review) and a discretionary bonus of up to 50% of the then-current base salary per year based on Mr. Williams' meeting performance criteria established by the Company's Chief Executive Officer. In addition, Mr. Williams will receive an additional $50,000 bonus from the Company for his service as Acting Chief Accounting Officer, but will not be eligible for any additional bonus or other compensation for serving in that role other than that already paid to him. Mr. Williams shall be entitled to participate in or receive benefits under any and all plans and programs made available to executive employees of the Company generally. Mr. Williams will also receive 25,000 restricted shares of the Company’s (the “Performance Shares”), under the Company’s 2003 Equity Incentive Plan. The Performance Shares vest only if the Company meets specified diluted earnings per share targets during the Company’s 2007, 2008 or 2009 fiscal years. All unvested Performance Shares will be forfeited either upon the termination of Mr. Williams’s employment or if the Performance Shares have not vested after the 2009 fiscal year. Any unvested, but not forfeited, Performance Shares immediately vest upon an acquisition or sale of the Company. Mr. Williams was also granted 25,000 non-qualified stock options under the Company’s 2003 Equity Incentive Plan, which will vest in equal installments on the first four anniversaries of his appointment as Chief Financial Officer, or immediately upon the sale of the Company.

In addition to termination for disability, death or cause, the Agreement may be terminated without cause by the Company with written notice or by Mr. Williams upon one-month prior written notice.

If the Company terminates Mr. Williams's employment without cause, the Company will continue to pay an amount equal to his annual salary at the rate then in effect for 3 months after termination and will provide Mr. Williams with certain health insurance coverage. If a third party terminates Mr. Williams due to an acquisition or sale of the Company, the Company will pay Mr. Williams will receive an amount equal to 6 months of his annual salary at the rate in effect at the date of termination and certain health insurance coverage.

Mr. Williams has also agreed in the Agreement to a one-year post-termination covenant not-to-compete, as well as other customary covenants concerning non-solicitation and non-disclosure of confidential information of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Amended and Restated Employment Agreement dated as of December 6, 2006 between Mediware Information Systems, Inc. and Mark Williams.

Exhibit 99.1	Press Release of Mediware Information Systems, Inc., dated December 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: December 8, 2006	By:	/s/ James Burgess
James Burgess
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated as of December 6, 2006 between Mediware Information Systems, Inc. and Mark Williams.

99.1	Press Release of Mediware Information Systems, Inc., dated December 8, 2006.